UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 10, 2012

AVIV REIT, INC.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

Maryland (Aviv REIT, Inc.) Delaware (Aviv Healthcare Properties Limited Partnership)	333-173824-103 (Aviv REIT, Inc.) 333-173824 (Aviv Healthcare Properties Limited Partnership)	27-3200673 (Aviv REIT, Inc.) 35-2249166 (Aviv Healthcare Properties Limited Partnership)
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 W. Madison Street, Suite 2400 Chicago, Illinois		60606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 855-0930

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2012, Donna O’Neill was promoted to the position of Senior Vice President, Finance and Principle Accounting Officer of Aviv REIT, Inc. (the “Company”). Ms. O’Neill, age 50, most recently served as Vice President, Finance and held such position since joining the Company in 2008. Prior to joining the Company, Ms. O’Neill served as Vice President Finance and Principal Accounting Officer at Northfield Laboratories, Inc. from 2006 and as its Controller from 2004, where she was responsible for oversight of accounting and financial reporting. Ms. O’Neill received a B.S. degree in Finance and an M.B.A. degree in Management Information Systems from DePaul University.

Also on February 10, 2012, the title of Steven J. Insoft, the Company’s Chief Financial Officer and Treasurer, was expanded to include Chief Operating Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2012	AVIV REIT, INC.

	By:	/s/ Steven J. Insoft
	Name:	Steven J. Insoft
	Title:	Chief Financial Officer, Chief Operating Officer and Treasurer

Date: February 16, 2012	AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

	By:	Aviv REIT, Inc., its general partner

	By:	/s/ Steven J. Insoft
	Name:	Steven J. Insoft
	Title:	Chief Financial Officer, Chief Operating Officer and Treasurer

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